Exhibit 23.18

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

I hereby consent to the incorporation by reference in the Registration Statements (No. 333-121221, No. 333-121237, No.
333-122943, No. 333-126321, No.333-126605, No. 333-128708, No. 333-129492) on Form S-8 and (No. 333-127863) on Form
SB-2 of Apollo Resources International, Inc. (the “Company”) and the related Prospectuses of the reference of RG Bonagurio Oil and Gas, LLC in the Annual Report on Form 10-KSB for the year ended December 31, 2004, of the Company and its  subsidiaries, filed with the Securities and Exchange Commission.

RG Bonagurio Oil and Gas, LLC

By:	/s/ Gregg Bonagurio
R. Gregg Bonagurio
Petroleum Engineer

Houston, Texas

April 17, 2006